EXHIBIT 99.1


     ST. LOUIS, MAY 24, 1999--Express Scripts, Inc. (NASD: ESRX) today announced that it plans to offer $200 million in unsecured senior notes due in 2009, through a private placement to qualified institutional buyers. The notes will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements under the Act.

     Express Scripts, Inc., is the nation's leading independent full-service pharmacy benefit management (PBM) and specialty managed care company. Through facilities in seven states and Canada, the company serves thousands of clients throughout North America, including managed care organizations, insurance carriers, third-party administrators, employers and union-sponsored benefit plans.

     Express Scripts is headquartered in St. Louis, Missouri and has additional major facilities in Minneapolis, Minnesota; Bensalem, Pennsylvania; Albuquerque, New Mexico; Tempe, Arizona; Troy, New York; and Farmington Hills, Michigan.